Exhibit 10.2

AMENDMENT
TO
EMPLOYMENT AGREEMENT

           THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 7, 2013, by and between Valassis Communications, Inc. (the “Corporation”) and Robert L. Recchia (the “Executive”).

           WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on January 2, 1996, January 3, 1997, December 9, 1998, December 23, 1999, June 8, 2000, March 14, 2001, December 21, 2001, July 8, 2002, January 9, 2004, January 11, 2005, May 24, 2007, December 23, 2008 and May 23, 2012 (the “Employment Agreement”);

           NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1.           Section 3(b) of the Employment Agreement shall be amended and restated as follows:

“Commencing on January 1, 2013, with respect to each six month period ending on June 30 and December 31 thereafter during the Employment Period, the Executive shall be paid by the Corporation a semi-annual cash bonus in accordance with the performance targets (the “Targets”) set by the Board and/or the Compensation/Stock Option Committee (the “Committee”).  Such targets may be semi-annual, annual or a combination of both. The target annual cash bonus will be 100% of the Annual Base Salary (the “Target Award”).  The actual amount of the award shall range from zero to 130% of the Target Award based upon achievement of specified performance objectives as set by the Board and/or Committee.  Each such bonus shall be paid promptly after the end of the applicable performance period.”

2.           Section 5(a)(i)(2) of the Employment Agreement shall be deleted in its entirety and any references in Section 5(a)(i) to “clause (2)” shall be deleted in their entirety.

3.           Section 5(a)(iii) of the Employment Agreement shall be amended and restated as follows:

“(iii) in the event of Termination other than by reason of the Executive’s death or Disability, the Corporation shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination an amount equal to the Executive’s then current maximum annual bonus opportunity; and”

4.           All other terms of the Employment Agreement shall remain in full force and effect.

5.          This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

           IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first written above.

VALASSIS COMMUNICATIONS, INC.

By: /s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

/s/ Robert L. Recchia
Robert L. Recchia